November 26, 2002

Dear Paul:

         You have resigned your employment, and all positions and offices (including, without limitation, all positions on the Boards of Directors) held, with each of U.S. Can Corporation ("Holdings"), United States Can
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Company ("USC") and their respective subsidiaries (collectively with Holdings and USC, the "Companies"), and the
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Companies have accepted your resignation, effective as of October 24, 2002 (the "Separation Date").  The purpose
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of this letter is to confirm the agreement between you and the Companies concerning your severance arrangements, as follows:

         1.       Final Salary and Vacation Pay.  You acknowledge that you have received pay for all work you have
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performed for the Companies through the Separation Date, to the extent not previously paid.  You will also be paid, to the extent not previously paid, at your final base rate of pay, for the 25 vacation days you had earned, but not used, as of the Separation Date determined in accordance with Companies' policies and as reflected on the books of the Companies.

         2.       Severance Benefits.  In consideration of your acceptance of this Agreement and subject to your
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meeting in full your obligations under it and the Employee Agreement between you and USC which you signed on
October 4, 2000 (the "Employee Agreement"), the Companies will provide you the following severance pay and
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benefits:

                  (a)      USC will pay you your salary, at your final base rate, for the period of eighteen (18)
months following the Separation Date (the "Severance Pay Period").  Payments will made in the form of salary
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continuation and will begin on the next regular payday for USC which is at least five business days following the later of the effective date of this Agreement or the date this Agreement, signed by you, is received by USC.  The first payment will be retroactive to the day following the Separation Date.

                  (b)  In the event of your death prior to the conclusion of the Severance Pay Period, USC will pay to the beneficiary you designate in writing or, if none, to your spouse, or if your spouse does not survive you, to your estate, the remainder of any salary continuation not yet paid to you under paragraph 2(a) above on the payment dates such payments would have otherwise been made to you under paragraph 2(a) above.

                  (c)  USC will pay you an award, if any, under the Management Incentive Plan of USC for the performance period in which the Separation Date occurred, based on actual performance for the entire period;
provided, however, that such award will be subject to a pro rata reduction to reflect the portion of the performance period following the Separation Date.  The actual amount of any such award shall be determined in accordance with the formulas for the 2002 bonus awards agreed upon by management and the Compensation Committee of the Board of Directors and outlined in the 2002 Management Incentive Plan.  Payment of the award, if any, shall be made at the regularly scheduled time for payment of such amounts to active employees.

                  (d)  Your rights and obligations with respect to any stock options granted to you by Holdings which had vested as of the Separation Date shall be governed by the U.S. Can Corporation 2000 Equity Incentive Plan, as in effect on the date hereof (the "Equity Incentive Plan"), the option certificates issued thereunder and any agreements or other
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 requirements applicable to those options; provided, however, that the 105 day period set forth in Section 7(b)(i) of the
 Equity Incentive Plan shall be extended to the earliest of (a) the tenth anniversary of the date of the option grant, or
 (b) the termination of the option in accordance with (i) the certificate pursuant to which it was issued, (ii) the
 Stockholders Agreement of Holdings dated as of October 4, 2000 (the "Stockholders Agreement"), or (iii) the Equity
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 Incentive Plan (other than Section 7(b)(i) thereof).  All stock options which are unvested as of the Separation Date have been cancelled as of that date and you agree to return, no later than the effective date of this Agreement, the stock option certificates for all stock options granted you which were unvested on the Separation Date.  You will continue to hold all vested options and common stock of Holdings held by you or your Permitted Transferees (as defined in the
 Stockholders Agreement), pursuant to the terms of the Stockholders Agreement.  A list of such vested options and common stock is set forth on Exhibit A hereof.  You hereby agree, however, that as of the Separation Date, for all purposes of the Stockholders Agreement, you and your Permitted Transferees shall each be deemed to be an "Other Stockholder" rather than a "Management Stockholder" and that  from time to time after the date hereof, at the request of  Holdings and without further consideration, you shall execute and deliver further instruments and take such other actions, as Holdings may reasonably require, to more effectively evidence such designation.

                  (e)  USC agrees to pay for reasonable attorneys' fees, costs and expenses, up to an aggregate of
$10,000, incurred in connection with the review and negotiation of this Agreement for you.  Payments under this Section
2(e) shall be made by USC upon the submission to USC of documentation reasonably satisfactory to USC evidencing the incurrence of such attorneys' fees, costs and expenses.

                  (f)  USC agrees to pay for costs and expenses of reasonable outplacement services, up to $25,000, until you obtain other employment.  Payments under this Section 2(f) shall be made by USC to the outplacement vendor upon the submission to USC of documentation reasonably satisfactory to USC evidencing the incurrence of such costs and expenses.
You may begin using the outplacement services after the expiration of the revocation period set forth in the last paragraph of this Agreement, unless you have timely revoked this Agreement.

                  (g)  If you were enrolled in the Companies' medical and dental plans on the Separation Date, the
Companies' will continue your participation and that of your eligible dependents in those plans during the Severance Pay
Period, at a level of coverage no less favorable than that being offered to executives of the Companies generally.  After the Severance Pay Period, you may elect to continue your participation and that of your eligible dependents in those plans for a period of time under the federal law known as "COBRA" by paying the full premium cost of such coverage plus a small administrative fee.

         (h)  Holdings agrees to waive its rights to call, pursuant to Section 2.2 of the Stockholders Agreement, any securities of Holdings held by you on the Separation Date.

         3.       Withholding.   All payments made by the Companies under this Agreement shall be reduced by any tax or
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other amounts required to be withheld by the Companies under applicable law and all other deductions authorized by you.

         4.       Acknowledgement of Full Payment.   You acknowledge and agree that the payments provided under paragraph
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1 of this Agreement are in complete satisfaction of any and all compensation due to you from any of the Companies, whether for services provided to the Companies or otherwise, through the Separation Date and that, except as expressly provided under this Agreement, no further compensation is owed to you.

         5.       Status of Employee Benefits, Paid Time Off.  Except as expressly provided in clause (g) of Section 2,
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your participation in all employee benefit plans of the Companies has ended as of the Separation Date, in accordance with the terms of those plans; provided, however, that your rights under the U.S. Can Company Salaries Employees Savings and
Retirement Accumulation Plan, the U.S. Can Company Non-Qualified 401(k) Plan and the U.S. Can Company Benefit Replacement
Plan after the Separation Date will be governed by the terms and conditions of such benefit plans.  Also, you will not continue to earn vacation or other paid time off after the Separation Date.

         6.       Performance by the Companies.  Where this Agreement requires performance by the Companies, such
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performance may be rendered by Holdings or USC or any of their respective subsidiaries, or any combination thereof, as the Companies in their sole discretion shall determine.

         7.       Confidentiality, Non-Disparagement and No Solicitation.
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                  (a)      You agree that you will continue to protect Confidential Information, as defined herein, and that you will not use or disclose any Confidential Information, directly or indirectly, unless approved in writing, in advance, by the Board of Directors of Holdings; provided, however, that disclosure of Confidential Information (i) to executives of Holdings or USC holding the title of Senior Vice President, or any such person's superior, or (ii) to any member of the Board of Directors of Holdings or USC, in any such case, who requests information from you in such person's capacity as an executive officer or director of Holdings or USC, shall not be a violation of this Section 7(a).  As used in this Agreement, "Confidential Information" means any and all information of the Companies and their affiliates that is
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not generally known to others with whom any of them competes or does business or with whom any of them plans to compete or do business.  Confidential Information also includes all information received by the Companies or any of their affiliates from customers or other third parties with any understanding, express or implied, that the information would not be disclosed.

                  (b)      You agree that until such time as this Agreement may become publicly filed by USC, you will not disclose this Agreement or any of its terms or provisions, directly or by implication, except to members of your immediate family and to your legal, financial and tax advisors, and then only on condition that they agree not to further disclose this Agreement or any of its terms or provisions to others.  You also agree that, during the Severance Pay
Period and thereafter, you will not disparage or criticize any of the Companies, their businesses, their management or products, and that you will not otherwise do or say anything that could reasonably be expected to disrupt the good morale of the Companies' employees or harm the interests or reputation of any of the Companies.  By execution hereof, you acknowledge and agree that your resignation did not result from any disagreement with Holdings, USC or any of their respective subsidiaries or affiliates on any matter relating to the operations, policies or practices of Holdings, USC or any of their respective subsidiaries or affiliates.

                  (c)      You agree that during the period commencing on the date hereof and ending October 23, 2004, you will not, directly or indirectly, solicit, induce or entice any individual who was an employee of any of the Companies as of October 24, 2002 ("Covered Employees") to terminate his or her employment relationship with any of the Companies.
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Notwithstanding the prior sentence, you are not prohibited from hiring any Covered Employee so long as you did not initiate contact with such Covered Employee for purposes of such hiring and did not, directly or indirectly, solicit, induce or entice such Covered Employee to terminate his or her employment relationship with any of the Companies.

         8.       Return of Documents and Other Property.   In signing this Agreement, you represent and warrant that you
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have returned to the Companies any and all documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to the business (whether present or otherwise) of the Companies or any of their affiliates (other than (a) personal documents related to your employment arrangements, termination arrangements, compensation and benefits, in each case, with the Companies and only to the extent the Companies retain copies of such information, and (b) your personal contact lists) (collectively, the "Information") and all keys, access cards, credit cards, computer hardware and
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software, telephones and telephone-related equipment and all other property of the Companies or any of their affiliates in your possession or control.  Further, you represent and warrant that you have not retained any copy of any Information
(whether in hardcopy, on electronic media or otherwise) of the Companies or any of their affiliates.  Recognizing that your employment with the Companies has ended, you agree that you will not, for any purpose, attempt to access or use any computer or computer network or system of any of them.  Further, you acknowledge that you have disclosed to the Companies all passwords necessary or desirable to enable the Companies to access all information which you have password-protected on any of their computer equipment or on their computer network or systems.

         9.       Employee Cooperation.  You agree to cooperate with the Companies hereafter with respect to all matters
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arising during or related to your employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement.  The Companies will reimburse your reasonable expenses incurred in complying with the Companies' requests hereunder, provided such expenses are authorized by the Companies in advance.

         10.      Release of Claims.
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                  (a)      In exchange for the severance benefits provided to you under this Agreement to which you are not otherwise entitled, and as an express condition thereof, you, on your own behalf and that of your heirs, executors, administrators, beneficiaries, personal representatives and assigns, agree that this Agreement shall be in complete and final settlement of any and all causes of action, rights or claims, whether known or unknown, that you have had in the past, now have, or might now have, in any way related to, connected with or arising out of your employment with the
Companies or pursuant to the termination of such employment or  pursuant to Title VII of the Civil Rights Act, the
Americans with Disabilities Act, the Age Discrimination in Employment Act, the fair employment practices statutes of the state or states in which you have provided services to the Companies or any other federal, state or local law, regulation or other requirement and you hereby release and forever discharge the Companies and their affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, agents, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all such causes of action, rights or claims.  Excluded from the scope of this release of claims are any rights you have under this Agreement after the effective date hereof.

                  (b)      This Agreement, including the release of claims set forth the paragraph immediately above, creates legally binding obligations and the Companies therefore advise you to consult an attorney before signing this
Agreement.  In signing this Agreement, you give the Companies assurance that you have signed it voluntarily and with a full understanding of its terms; that you have had sufficient opportunity, before signing this Agreement, to consider its terms and to consult with an attorney, if you wished to do so, or to consult with any other of those persons to whom reference is made in the first sentence of paragraph 7(b) above; and that, in signing this Agreement, you have not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement.

         11.      Miscellaneous.
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                  (a)      This Agreement constitutes the entire agreement between you and the Companies and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to your employment, its termination and all related matters, including, without limitation, the
Employment Agreement dated October 4, 2000 among you, Holdings and USC, and excluding only the Employee Agreement and your rights and obligations, and those of Holdings, with respect to the securities of Holdings (including, without limitation, pursuant to the terms of the Stockholders Agreement), all of which shall remain in full force and effect in accordance with their terms.

                  (b)      This Agreement shall be governed by and construed in accordance with the domestic substantive laws of Illinois, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

                  (c)      This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and the Chairman of the Board of each of Holdings and USC or his expressly authorized designee. The captions and headings in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

                  (d)      The obligation of the Companies to make payments to you or on your behalf under this
Agreement is expressly conditioned upon your continued full performance of your obligations under this Agreement, the Employee Agreement and the Stockholders Agreement.

         If the terms of this Agreement are acceptable to you, please sign, date and return it to Holdings within twenty-one days of the date you receive it.  You may revoke this Agreement at any time during the seven-day period immediately following the date of your signing.  If you do not revoke it, then, at the expiration of that seven-day period, this letter will take effect as a legally-binding agreement between you and the Companies on the basis set forth above.  The enclosed copy of this letter, which you should also sign and date, is for your records.

                                                     Sincerely,

                                                     U.S. CAN CORPORATION

                                                     By:         /s/ John Workman
                                                              -------------------
                                                                       Name: John Workman
                                                              Title: Chief Operating Officer

                                                     UNITED STATES CAN COMPANY

                                                     By:          /s/ John Workman
                                                              --------------------
                                                                       Name: John Workman
                                                              Title: Chief Operating Officer

Accepted and agreed:

/s/ Paul Jones
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  Paul Jones

Date: November 26, 2002
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                                                                                                                  EXHIBIT A

                                              Vested Options and Common Stock
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Vested Shares of Time Equity                                                                              1,133,334.0
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Vested Shares of Performance Equity (subject to earnings determination)                                     800,000.0
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Vested Time Options                                                                                          28,293.6
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Vested Performance Options (subject to earnings determination)                                               56,587.2
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